Exhibit 5.1

Dewey & LeBoeuf LLP 1 Minster Court Mincing Lane London EC3R 7YL DX:520 London/City

November 16, 2011

Aviva plc
St. Helen’s, 1 Undershaft
London, EC3P 3DQ
England

Ladies and Gentleman:

We have acted as special U.S. counsel for Aviva plc, a public limited company incorporated under the laws of England and Wales (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 dated November 16, 2011 (the “Registration Statement”), relating to the offering from time to time, together or separately and in one or more series, of the Company’s subordinated debt securities (the “Debt Securities”).  The Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

The Debt Securities will be issued under a subordinated indenture between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee, to be entered into in the form attached as an exhibit to the Registration Statement (the “Subordinated Indenture”).  Certain terms of the Debt Securities will be established in indentures supplemental to the Subordinated Indenture or by or pursuant to resolutions of the board of directors of the Company as part of the corporate action taken and to be taken relating to the issuance of the Debt Securities.

In connection therewith, we have examined (a) the Registration Statement and (b) the Subordinated Indenture to be entered into by the Company and Law Debenture Trust Company New York in the form attached as an exhibit to the Registration Statement. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law and made such inquiries as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

In such examination, we have assumed, without inquiry, the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid agreements, instruments, certificates, documents and records and upon statements and certificates of officers and representatives of the Company and public officials.

Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions stated herein, we are of the opinion that:

Dewey & LeBoeuf LLP is a limited liability partnership registered in England and Wales under number OC355432 and is a law firm authorised and regulated by the Solicitors Regulation Authority.  We use the word 'partner' to refer to a member of the LLP, or an employee or consultant who is a lawyer with equivalent standing and qualifications. A list of the members of Dewey & LeBoeuf LLP is available for inspection at the registered office above, together with a list of those non-members who are designated as partners.

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1.                                       Assuming that (i) any Debt Securities, the Subordinated Indenture and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities and the terms of the offering thereof and related matters have been duly and properly authorized; (ii) the terms of such Debt Securities and their issuance and sale have been duly established in conformity with the Subordinated Indenture and supplemental indenture relating to such Debt Securities; (iii) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (iv) the Subordinated Indenture has been duly executed and delivered by each party under the laws of the State of New York; (v) the form of the Subordinated Indenture attached as an exhibit to the Registration Statement and examined by us is the form that will be entered into by the Company and Law Debenture Trust Company New York; (vi) the terms of such Debt Securities do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (vii) certificates, if required, representing the Debt Securities will be executed and delivered and, to the extent required by the Subordinated Indenture, duly authenticated and countersigned; and (viii) such Debt Securities have been duly executed and authenticated in accordance with the Subordinated Indenture and any applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated under the Subordinated Indenture and any applicable supplemental indenture relating to such Debt Securities and in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities that may be issued upon conversion or exchange or otherwise pursuant to the terms of any other Debt Securities) will constitute valid and binding obligations of the Company entitled to the benefits of the Subordinated Indenture, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law, and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors rights.

With respect to the second sentence in Section 1.15 in the Indenture, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action where jurisdiction based on diversity of citizenship under 28 U.S.C. §1332 does not exist.  In addition, we express no opinion as to the enforceability of Article 12 of the Subordinated Indenture and the subordination provisions of the Debt Securities (which are expressed to be governed by the law of England).

We note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.  There is no corresponding Federal statute and no controlling Federal court decision on this issue.  Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.  In addition, we express no opinion as to the enforceability of any provision of the Indenture relating to currency indemnity.

The opinions expressed herein are limited to the laws of the State of New York and the Federal law of the United States.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” contained in the Registration Statement. In giving our consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act.

Very truly yours,

/s/ Dewey & LeBoeuf LLP